Exhibit 99.1

Investor Relations Contact:
Matt Eichmann
740-549-6067
matt.eichmann@greif.com
Greif Reports First Quarter 2018 Results
DELAWARE, Ohio (February 28, 2018) – Greif, Inc. (NYSE: GEF, GEF.B), a world leader in industrial packaging products and services, today announced first quarter 2018 results.
First Quarter Highlights include (all results compared to the first quarter of 2017 unless otherwise noted):

•	Net sales increased by $84.8 million to $905.7 million.

•	Gross profit increased by $8.4 million to $171.7 million.

•	Operating profit decreased by $0.1 million to $65.5 million and operating profit before special items[1] increased by $1.4 million to $68.1 million.

•
Income tax expense decreased from $11.8 million to a benefit of $15.6 million. The results for the three months ended January 31, 2018 included a provisional net tax benefit of $29.1 million related to the recently enacted Tax Cuts and Jobs Act of 2017 ("Tax Reform Act"). Please see the Tax Summary section of this release for further discussion of tax changes.

•
Net income of $56.5 million or $0.96 per diluted Class A share compared to net income of $5.4 million or $0.10 per diluted Class A share. Net income, excluding the impact of special items, of $28.8 million or $0.49 per diluted Class A share compared to net income, excluding the impact of special items, of $26.4 million or $0.45 per diluted Class A share.

•	Cash used in operating activities increased by $9.6 million to $53.7 million. Free cash flow[2] decreased by $16.3 million to a use of $81.7 million.
“Greif delivered improved year over year results during the fiscal first quarter, but our performance fell below our expectations,” said Greif’s President and Chief Executive Officer, Pete Watson. “Sales, operating profit before special items and earnings each increased versus the prior year quarter, but were negatively impacted by weaker than anticipated Rigid Industrial Packaging & Services volumes in December caused by a temporary winter slowdown. In addition, raw material costs continued to accelerate, outpacing price adjustment mechanisms in that segment, and we experienced increased transportation costs across our global network. Despite these challenges, we achieved a positive January performance and Rigid Industrial Packaging & Services volumes have rebounded. We remain extremely confident in achieving our Fiscal 2018 guidance.”

(1)
A summary of all special items that are excluded from operating profit before special items, from net income before special items, and from earnings per diluted Class A share before special items is set forth in the Selected Financial Highlights table following the Company Outlook in this release.

(2)	Free cash flow is defined as net cash provided by operating activities less cash paid for purchases of properties, plants and equipment.

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release. These non-GAAP financial measures are intended to supplement and should be read together with our financial results. They should not be considered an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of this financial information should not place undue reliance on these non-GAAP financial measures.

Customer Service
During the quarter, each of our three business segments with manufacturing operations - Rigid Industrial Packaging & Services (RIPS), Paper Packaging & Services (PPS) and Flexible Products & Services (FPS) - reported year over year CSI3 improvements, with the largest in FPS, which generated a 27% improvement versus the prior year quarter. Our expectation is the each business segment delivers CSI at a 95 score or better.

We also finalized our fifth NPS4 survey during the quarter and received a consolidated Greif score of 47, which is flat compared to the previous surveys results. Our aspiration is to achieve a score of 55 over time. We continue to leverage the increased customer interactions that accompany each survey as they lead to additional actions with our customers and ultimately better strategic insight into their businesses.

Segment Results (all results compared to the first quarter of 2017 unless otherwise noted)
Net sales are impacted mainly by the volume of primary products5 sold, selling prices, product mix and the impact of changes in foreign currencies against the U.S. Dollar. The table below shows the percentage impact of each of these items on net sales for our primary products, for the first quarter of 2018 as compared to the first quarter of 2017 for the business segments with manufacturing operations:

Net Sales Impact - Primary Products	Rigid Industrial Packaging & Services	Paper Packaging & Services	Flexible Products & Services
	%	%	%
Currency Translation	4.7%	—	9.1%
Volume	(1.4)%	1.2%	2.3%
Selling Prices and Product Mix	7.5%	10.1%	3.0%
Total Impact of Primary Products	10.8%	11.3%	14.4%

Rigid Industrial Packaging & Services
Net sales increased by $53.9 million to $615.4 million. Net sales excluding foreign currency translation increased by $29.1 million due primarily to a 7.5 percent increase in selling prices on our primary products as a result of strategic pricing decisions and increases in index prices.
Gross profit decreased by $2.0 million to $110.4 million. The decrease in gross profit was primarily due to the continuation of rapidly rising raw material costs, the timing of contractual pass through arrangements, a temporary winter slowdown and an increase in transportation costs of $2.5 million.
Operating profit decreased by $11.6 million to $31.2 million. Operating profit before special items decreased by $8.7 million to $34.7 million, due primarily to the same factors that impacted gross profit and an increase in this segment's selling, general & administrative ("SG&A") expenses.
Paper Packaging & Services
Net sales increased by $20.9 million to $203.8 million. The increase was due primarily to an increase in selling prices due to increases in published containerboard pricing and increased sales of specialty products.
Gross profit increased by $8.0 million to $43.3 million. The increase in gross profit was primarily due to higher containerboard prices and lower old corrugated container input costs, partially offset by an increase in transportation costs of $2.3 million.
Operating profit increased by $7.9 million to $27.9 million. Operating profit before special items increased by $8.0 million to $27.9 million due to the same factors that impacted gross profit.
Flexible Products & Services
Net sales increased by $10.3 million to $80.0 million. Net sales excluding foreign currency translation increased by $4.4 million due to strategic pricing decisions, product mix and higher volumes.
Gross profit increased by $2.1 million to $15.2 million due primarily due to the same factors that impacted net sales.

Operating profit increased by $2.6 million to $3.2 million. Operating profit before special items increased by $1.9 million to $3.5 million. The improvement in operating profit before special items was due primarily to the same factors that impacted gross profit in addition to effective SG&A expense control.
Land Management
Net sales decreased by $0.3 million to $6.5 million primarily due to unusually severe winter weather in parts of the southeastern United States.
Operating profit increased by $1.0 million to $3.2 million. Operating profit before special items increased by $0.2 million to $2.0 million.
Dividend Summary
On February 27, 2018, the Board of Directors declared quarterly cash dividends of $0.42 per share of Class A Common Stock and $0.63 per share of Class B Common Stock. Dividends are payable on April 1, 2018, to stockholders of record at the close of business on March 19, 2018.
Tax Summary

During the quarter, we recorded a provisional tax net benefit of $29.1 million related to the enactment of the Tax Reform Act. The provisional tax net benefit, which is being treated as a special item, is the net benefit resulting from the remeasurement of deferred tax balances for the new corporate rate, offset by the tax liability incurred for the one-time deemed repatriation transition tax. This provisional tax net benefit is subject to change. We will not have any cash tax payment during the fiscal year regarding the repatriation transition tax.

Company Outlook

(in millions, except per share amounts)	Original Fiscal 2018 Outlook	Updated Fiscal 2018 Outlook	Comments
SG&A expense	$395 - $415	No change	N/A
Interest expense	$50 - $55	No change	N/A
Other expense, net	$10	$15 - $20	Change in pension expected return on assets assumption
Tax rate excluding the impact of special items	30 - 34%	28 - 32%	Updated for Tax Reform Act
Class A Earnings Per Share Before Special Items	$3.25 - $3.55	No change	N/A
Capital expenditures	$100 - $120	No change	N/A
Free Cash Flow	$200 - $220	No change	N/A
Note: 2018 Class A Earnings per Share guidance is not provided in this release due to the potential for one or more of the following, the timing and magnitude of which we are unable to reliably forecast: gains or losses on the disposal of businesses, timberland or properties, plants and equipment, net, non-cash asset impairment charges due to unanticipated changes in the business, restructuring-related activities, non-cash pension settlement charges or acquisition costs, and the income tax effects of these items and other income tax-related events. No reconciliation of the fiscal year 2018 Class A earnings per share guidance, a non-GAAP financial measure which excludes gains and losses on the disposal of businesses, timberland and properties, plants and equipment, non-cash pension settlement charges, acquisition costs, restructuring and impairment charges and provisional tax net benefit resulting from the Tax Reform Act is included in this release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible, we are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts. A reconciliation of 2018 free cash flow guidance to forecasted net cash provided by operating activities, the most directly comparable GAAP financial measure, is included in this release.

(3)	Customer satisfaction index (CSI) tracks a variety of internal metrics designed to enhance the customer experience in dealing with Greif.

(4)
Net Promoter Score (NPS) is a survey conducted by a third party that measures how likely a customer is to recommend Greif as a business partner. NPS scores are developed by subtracting the percentage of detractors a business has from the percentage of its promoters.

(5)
Primary products are manufactured steel, plastic and fibre drums; intermediate bulk containers; linerboard, medium, corrugated sheets and corrugated containers; and 1&2 loop and 4 loop flexible intermediate bulk containers.

GREIF, INC. AND SUBSIDIARY COMPANIES
SELECTED FINANCIAL HIGHLIGHTS
UNAUDITED

	Three months ended January 31,
(in millions, except for per share amounts)	2018	2017
Selected Financial Highlights
Net sales	$905.7	$820.9
Gross profit	171.7	163.3
Gross profit margin	19.0%	19.9%
Operating profit	65.5	65.6
Operating profit before special items	68.1	66.7
EBITDA(6)	89.5	69.2
EBITDA before special items	92.1	93.8
Cash used in operating activities	(53.7)	(44.1)
Free cash flow	(81.7)	(65.4)
Net income attributable to Greif, Inc.	56.5	5.4
Diluted Class A earnings per share attributable to Greif, Inc.	$0.96	$0.10
Diluted Class A earnings per share attributable to Greif, Inc. before special items	$0.49	$0.45
Special items
Restructuring charges	$4.1	$(0.3)
Acquisition-related costs	0.2	—
Non-cash asset impairment charges	2.9	1.9
Non-cash pension settlement charge	—	23.5
Gain on disposal of properties, plants and equipment and businesses, net	(4.6)	(0.5)
Provisional tax net benefit resulting from the Tax Reform Act	(29.1)	—
Total special items	$(26.5)	$24.6

	January 31, 2018	October 31, 2017
Operating working capital(7)	$407.2	$327.3
(6)EBITDA is defined as net income, plus interest expense, net, plus income tax (benefit) expense, plus depreciation, depletion and amortization.
(7)Operating working capital is defined as trade accounts receivable plus inventories less accounts payable.

Conference Call
The Company will host a conference call to discuss the first quarter of 2018 results on March 1, 2018, at 8:30 a.m. Eastern Time (ET). To participate, domestic callers should call 833-231-8265. The Greif ID is 8160029. The number for international callers is +1-647-689-4110. Phone lines will open at 8:00 a.m. ET. The conference call will also be available through a live webcast, including slides, which can be accessed at http://investor.greif.com by clicking on the Events and Presentations tab and searching under the events calendar. A replay of the conference call will be available on the Company’s website approximately two hours following the call.
About Greif
Greif is a global leader in industrial packaging products and services and is pursuing its vision to become the world’s best performing customer service company in industrial packaging. The Company produces steel, plastic, fibre, flexible, corrugated, and reconditioned containers, intermediate bulk containers, containerboard and packaging accessories, and provides filling, packaging and industrial packaging reconditioning services for a wide range of industries. Greif also manages timber properties in the southeastern United States. The Company is strategically positioned with production facilities in over 40 countries to serve global as well as regional customers. Additional information is on the Company’s website at www.greif.com.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “aspiration,” “objective,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Such forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. The most significant of these risks and uncertainties are described in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017. The Company undertakes no obligation to update or revise any forward-looking statements.
Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) historically, our business has been sensitive to changes in general economic or business conditions, (ii) we may not successfully implement our business strategies, including achieving our growth objectives, (iii) our operations subject us to currency exchange and political risks that could adversely affect our results of operations, (iv) the current and future challenging global economy and disruption and volatility of the financial and credit markets may adversely affect our business, (v) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (vi) we operate in highly competitive industries, (vii) our business is sensitive to changes in industry demands, (viii) raw material and energy price fluctuations and shortages may adversely impact our manufacturing operations and costs, (ix) geopolitical conditions, including direct or indirect acts of war or terrorism, could have a material adverse effect on our operations and financial results, (x) we may encounter difficulties arising from acquisitions, (xi) in connection with acquisitions or divestitures, we may become subject to liabilities, (xii) we may incur additional restructuring costs and there is no guarantee that our efforts to reduce costs will be successful, (xiii) we could be subject to changes in our tax rates, the adoption of new U.S. of foreign tax legislation or exposure to additional tax liabilities, (xiv) full realization of our deferred tax assets may be affected by a number of factors, (xv) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xvi) certain of the agreements that govern our joint ventures provide our partners with put or call options, (xvii) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xviii) our business may be adversely impacted by work stoppages and other labor relations matters, (xix) we may not successfully identify illegal immigrants in our workforce, (xx) our pension and postretirement plans are underfunded and will require future cash contributions and our required future cash contributions could be higher than we expect, each of which could have a material adverse effect on our financial condition and liquidity, (xxi) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage, (xxii) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology (IT) and other business systems, (xxiii) a security breach of customer, employee, supplier or Company information may have a material adverse effect on our business, financial condition and results of operations, (xxiv) legislation/regulation related to environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance, (xxv) product liability claims and other legal proceedings could adversely affect our operations and financial performance, (xxvi) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws, (xxvii) changing climate, climate change regulations and greenhouse gas effects may adversely affect our operations and financial performance, (xxviii) the frequency and volume of our timber and timberland sales will impact our financial performance, (xxix) changes in U.S. generally accepted accounting principles (U.S. GAAP) and SEC rules and regulations could materially impact our reported results, (xxx) if the Company fails to maintain an effective system of internal control, the Company may not be able to accurately report financial results or prevent fraud, and (xxxi) the Company has a significant amount of goodwill and long-lived assets which, if impaired in the future, would adversely impact our results of operations. The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those forecasted, projected or anticipated, see “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission. All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	Three months ended January 31,
(in millions, except per share amounts)	2018	2017
Net sales	$905.7	$820.9
Cost of products sold	734.0	657.6
Gross profit	171.7	163.3
Selling, general and administrative expenses	103.8	96.6
Restructuring charges	4.1	(0.3)
Non-cash asset impairment charges	2.9	1.9
Gain on disposal of properties, plants and equipment, net	(4.6)	(1.0)
Loss on disposal of businesses, net	—	0.5
Operating profit	65.5	65.6
Interest expense, net	13.3	18.7
Non-cash pension settlement charge	—	23.5
Other expense, net	7.7	3.6
Income before income tax (benefit) expense, net	44.5	19.8
Income tax (benefit) expense	(15.6)	11.8
Net income	60.1	8.0
Net income attributable to noncontrolling interests	(3.6)	(2.6)
Net income attributable to Greif, Inc.	$56.5	$5.4
Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.96	$0.10
Class B Common Stock	$1.44	$0.13
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.96	$0.10
Class B Common Stock	$1.44	$0.13
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.8	25.8
Class B Common Stock	22.0	22.0
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.8	25.8
Class B Common Stock	22.0	22.0

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in millions)	January 31, 2018	October 31, 2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$94.3	$142.3
Trade accounts receivable	448.7	447.0
Inventories	336.9	279.5
Other current assets	164.1	125.7
	1,044.0	994.5
LONG-TERM ASSETS
Goodwill	808.0	785.4
Intangible assets	95.9	98.0
Assets held by special purpose entities	50.9	50.9
Other long-term assets	126.1	115.1
	1,080.9	1,049.4
PROPERTIES, PLANTS AND EQUIPMENT	1,203.2	1,188.4
	$3,328.1	$3,232.3
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$378.4	$399.2
Short-term borrowings	8.1	14.5
Current portion of long-term debt	15.0	15.0
Other current liabilities	231.9	259.2
	633.4	687.9
LONG-TERM LIABILITIES
Long-term debt	1,010.8	937.8
Liabilities held by special purpose entities	43.3	43.3
Other long-term liabilities	480.6	484.3
	1,534.7	1,465.4
REDEEMABLE NONCONTROLLING INTERESTS	33.5	31.5
EQUITY
Total Greif, Inc. equity	1,087.5	1,010.9
Noncontrolling interests	39.0	36.6
	1,126.5	1,047.5
	$3,328.1	$3,232.3

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	Three months ended January 31,
(in millions)	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$60.1	$8.0
Depreciation, depletion and amortization	31.7	30.7
Asset impairments	2.9	1.9
Pension settlement loss	—	23.5
Other non-cash adjustments to net income	(67.6)	(10.3)
Operating working capital changes	(65.3)	(65.1)
Deferred purchase price on sold receivables	(22.9)	(23.1)
Increase (decrease) in cash from changes in other assets and liabilities	7.4	(9.7)
Net cash used in operating activities	(53.7)	(44.1)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of properties, plants and equipment	(28.0)	(21.3)
Purchases of and investments in timber properties	(2.6)	(2.1)
Proceeds from the sale of properties, plants and equipment, businesses, timberland and other assets	7.4	2.5
Net cash used in investing activities	(23.2)	(20.9)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt, net	49.4	97.7
Dividends paid to Greif, Inc. shareholders	(24.5)	(24.5)
Other	(0.4)	(0.5)
Net cash provided by financing activities	24.5	72.7
Effects of exchange rates on cash	4.4	(4.6)
Net increase (decrease) in cash and cash equivalents	(48.0)	3.1
Cash and cash equivalents, beginning of period	142.3	103.7
Cash and cash equivalents, end of period	$94.3	$106.8

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY SEGMENT
UNAUDITED

	Three months ended January 31,
(in millions)	2018	2017
Net sales:
Rigid Industrial Packaging & Services	$615.4	$561.5
Paper Packaging & Services	203.8	182.9
Flexible Products & Services	80.0	69.7
Land Management	6.5	6.8
Total net sales	$905.7	$820.9
Gross profit:
Rigid Industrial Packaging & Services	$110.4	$112.4
Paper Packaging & Services	43.3	35.3
Flexible Products & Services	15.2	13.1
Land Management	2.8	2.5
Total gross profit	$171.7	$163.3
Operating profit:
Rigid Industrial Packaging & Services	$31.2	$42.8
Paper Packaging & Services	27.9	20.0
Flexible Products & Services	3.2	0.6
Land Management	3.2	2.2
Total operating profit	$65.5	$65.6
EBITDA(8):
Rigid Industrial Packaging & Services	$44.5	$45.7
Paper Packaging & Services	36.0	19.1
Flexible Products & Services	4.8	1.2
Land Management	4.2	3.2
Total EBITDA	$89.5	$69.2
EBITDA before special items:
Rigid Industrial Packaging & Services	$48.0	$60.4
Paper Packaging & Services	36.0	28.2
Flexible Products & Services	5.1	2.3
Land Management	3.0	2.9
Total EBITDA before special items	$92.1	$93.8
(8)EBITDA is defined as net income, plus interest expense, net, plus income tax (benefit) expense, plus depreciation, depletion and amortization. However, because the Company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA.

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY GEOGRAPHIC REGION
UNAUDITED

	Three months ended January 31,
(in millions)	2018	2017
Net sales:
United States	$432.7	$408.0
Europe, Middle East and Africa	331.3	285.9
Asia Pacific and other Americas	141.7	127.0
Total net sales	$905.7	$820.9
Gross profit:
United States	$91.5	$85.2
Europe, Middle East and Africa	58.0	55.8
Asia Pacific and other Americas	22.2	22.3
Total gross profit	$171.7	$163.3

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
OPERATING WORKING CAPITAL
UNAUDITED

(in millions)	January 31, 2018	October 31, 2017
Trade accounts receivable	$448.7	$447.0
Plus: inventories	336.9	279.5
Less: accounts payable	378.4	399.2
Operating working capital	$407.2	$327.3

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
CONSOLIDATED EBITDA(9)
UNAUDITED

	Three months ended January 31,
(in millions)	2018	2017
Net income	$60.1	$8.0
Plus: Interest expense, net	13.3	18.7
Plus: Income tax (benefit) expense	(15.6)	11.8
Plus: Depreciation, depletion and amortization expense	31.7	30.7
EBITDA	$89.5	$69.2
Net income	$60.1	$8.0
Plus: Interest expense, net	13.3	18.7
Plus: Income tax (benefit) expense	(15.6)	11.8
Plus: Non-cash pension settlement charge	—	23.5
Plus: Other expense, net	7.7	3.6
Operating profit	65.5	65.6
Less: Non-cash pension settlement charge	—	23.5
Less: Other expense, net	7.7	3.6
Plus: Depreciation, depletion and amortization expense	31.7	30.7
EBITDA	$89.5	$69.2
(9) EBITDA is defined as net income, plus interest expense, net, plus income tax (benefit) expense, plus depreciation, depletion and amortization. As demonstrated in this table, EBITDA can also be calculated with reference to operating profit.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT EBITDA(10)
UNAUDITED

	Three months ended January 31,
(in millions)	2018	2017
Rigid Industrial Packaging & Services
Operating profit	$31.2	$42.8
Less: Non-cash pension settlement charge	—	14.1
Less: Other expense, net	7.3	2.4
Plus: Depreciation and amortization expense	20.6	19.4
EBITDA	$44.5	$45.7
Restructuring charges	3.8	(0.5)
Acquisition-related costs	0.2	—
Non-cash asset impairment charges	2.9	1.6
Non-cash pension settlement charge	—	14.1
Gain on disposal of properties, plants, equipment, and businesses, net	(3.4)	(0.5)
EBITDA before special items	$48.0	$60.4
Paper Packaging & Services
Operating profit	$27.9	$20.0
Less: Non-cash pension settlement charge	—	9.2
Less: Other expense, net	0.2	—
Plus: Depreciation and amortization expense	8.3	8.3
EBITDA	$36.0	$19.1
Non-cash pension settlement charge	—	9.2
Gain on disposal of properties, plants, equipment, net	—	(0.1)
EBITDA before special items	$36.0	$28.2
Flexible Products & Services
Operating profit	$3.2	$0.6
Less: Non-cash pension settlement charge	—	0.1
Less: Other expense, net	0.2	1.2
Plus: Depreciation and amortization expense	1.8	1.9
EBITDA	$4.8	$1.2
Restructuring charges	0.3	0.2
Non-cash asset impairment charges	—	0.3
Non-cash pension settlement charge	—	0.1
Loss on disposal of properties, plants, equipment and businesses, net	—	0.5
EBITDA before special items	$5.1	$2.3
Land Management
Operating profit	$3.2	$2.2
Less: Non-cash pension settlement charge	—	0.1
Plus: Depreciation, depletion and amortization expense	1.0	1.1
EBITDA	$4.2	$3.2
Non-cash pension settlement charge	—	0.1
Gain on disposal of properties, plants, equipment, net	(1.2)	(0.4)
EBITDA before special items	$3.0	$2.9
Consolidated EBITDA	$89.5	$69.2
Consolidated EBITDA before special items	$92.1	$93.8

(10)EBITDA is defined as net income, plus interest expense, net, plus income tax (benefit) expense, plus depreciation, depletion and amortization. However, because the Company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
FREE CASH FLOW(11)
UNAUDITED

	Three months ended January 31,
(in millions)	2018	2017
Net cash used in operating activities	$(53.7)	$(44.1)
Cash paid for purchases of properties, plants and equipment	(28.0)	(21.3)
Free Cash Flow	$(81.7)	$(65.4)
(11)Free Cash Flow is defined as net cash provided by operating activities less cash paid for purchases of properties, plants and equipment.

GREIF, INC. AND SUBSIDIARY COMPANIES
PROJECTED 2018 GUIDANCE RECONCILIATION
FREE CASH FLOW
UNAUDITED

	Fiscal 2018 Guidance Range
(in millions)	Scenario 1	Scenario 2
Net cash provided by operating activities	$300.0	$340.0
Cash paid for purchases of properties, plants and equipment	(100.0)	(120.0)
Free Cash Flow	$200.0	$220.0

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT OPERATING PROFIT BEFORE SPECIAL ITEMS(12)
UNAUDITED

	Three months ended January 31,
(in millions)	2018	2017
Operating profit:
Rigid Industrial Packaging & Services	$31.2	$42.8
Paper Packaging & Services	27.9	20.0
Flexible Products & Services	3.2	0.6
Land Management	3.2	2.2
Total operating profit	$65.5	$65.6
Restructuring charges:
Rigid Industrial Packaging & Services	$3.8	$(0.5)
Flexible Products & Services	0.3	0.2
Total restructuring charges	$4.1	$(0.3)
Acquisition-related costs:
Rigid Industrial Packaging & Services	$0.2	$—
Total acquisition-related costs	$0.2	$—
Non-cash asset impairment charges:
Rigid Industrial Packaging & Services	$2.9	$1.6
Flexible Products & Services	—	0.3
Total non-cash asset impairment charges	$2.9	$1.9
(Gain) loss on disposal of properties, plants, equipment and businesses, net:
Rigid Industrial Packaging & Services	$(3.4)	$(0.5)
Paper Packaging & Services	—	(0.1)
Flexible Products & Services	—	0.5
Land Management	(1.2)	(0.4)
Total gain on disposal of properties, plants, equipment and businesses, net	$(4.6)	$(0.5)
Operating profit before special items:
Rigid Industrial Packaging & Services	$34.7	$43.4
Paper Packaging & Services	27.9	19.9
Flexible Products & Services	3.5	1.6
Land Management	2.0	1.8
Total operating profit before special items	$68.1	$66.7
(12)Operating profit before special items is defined as operating profit, plus restructuring charges, plus acquisition-related costs, plus non-cash impairment charges, less gain on disposal of properties, plants, equipment and businesses, net.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME AND CLASS A EARNINGS PER SHARE BEFORE SPECIAL ITEMS
UNAUDITED

(in millions, except for per share amounts)	Income before Income Tax (Benefit) Expense, net	Income Tax (Benefit) Expense	Non-Controlling Interest	Net Income Attributable to Greif, Inc.	Diluted Class A Earnings Per Share
Three months ended January 31, 2018	$44.5	$(15.6)	$3.6	$56.5	$0.96
Gain on disposal of properties, plants, equipment and businesses, net	(4.6)	(0.3)	—	(4.3)	(0.07)
Restructuring charges	4.1	0.5	0.2	3.4	0.06
Acquisition-related costs	0.2	0.1	—	0.1	—
Non-cash asset impairment charges	2.9	0.7	—	2.2	0.03
Provisional tax net benefit resulting from the Tax Reform Act	—	29.1	—	(29.1)	(0.49)
Excluding Special Items	$47.1	$14.5	$3.8	$28.8	$0.49

Three months ended January 31, 2017	$19.8	$11.8	$2.6	$5.4	$0.10
Gain on disposal of properties, plants, equipment and businesses, net	(0.5)	(0.2)	0.2	(0.5)	(0.01)
Restructuring charges	(0.3)	(4.2)	0.1	3.8	0.06
Non-cash asset impairment charges	1.9	—	0.4	1.5	0.03
Non-cash pension settlement charge	23.5	7.3	—	16.2	0.27
Excluding Special Items	$44.4	$14.7	$3.3	$26.4	$0.45

The impact of income tax expense and non-controlling interest on each special item is calculated based on tax rates and ownership percentages specific to each applicable entity. Included in the quarter ended January 31, 2017 restructuring charges special item is a $4.4 million income tax charge due to a change in assertions related to unremitted foreign earnings as a result of the restructuring of our intercompany debt portfolio. The tax rate excluding the impact of special items for the first quarter of 2018 was 30.8 percent and in fiscal 2017 was 33.1 percent.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET SALES TO NET SALES EXCLUDING THE IMPACT OF
CURRENCY TRANSLATION
UNAUDITED

	Three months ended January 31,
(in millions)	2018	2017	Increase in Net Sales ($)	Increase in Net Sales (%)
Consolidated
Net Sales	$905.7	$820.9	$84.8	10.3%
Currency Translation	(30.7)	N/A
Net Sales Excluding the Impact of Currency Translation	$875.0	$820.9	$54.1	6.6%
Rigid Industrial Packaging & Services
Net Sales	$615.4	$561.5	$53.9	9.6%
Currency Translation	(24.8)	N/A
Net Sales Excluding the Impact of Currency Translation	$590.6	$561.5	$29.1	5.2%
Flexible Products & Services
Net Sales	$80.0	$69.7	$10.3	14.8%
Currency Translation	(5.9)	N/A
Net Sales Excluding the Impact of Currency Translation	$74.1	$69.7	$4.4	6.3%